DEVINE MILLIMET & BRANCH
PROFESSIONAL ASSOCIATION - ATTORNEYS AT LAW

                                                        Victory Park
                                                        111 Amherst Street
                                                        Box 719
                                                        Manchester, NH 03105

                                                        Tel: 603-669-1000
                                                        Fax: 603-669-8547


                                                 August 14, 1995


CFX Corporation
102 Main Street
Keene, NH  03431

Ladies and Gentlemen:

      We have acted as counsel to CFX Corporation (the "Company") in connection with the adoption by the Company of the CFX Corporation 1995 Stock Option Plan (the "Plan") pursuant to which the Company will issue not more than 337,500 shares of the Company's Common Stock, 66 2/3 cents par value (the "CFX Common Stock") in accordance with the provisions of the Plan.

      Prior to rendering this opinion, we have reviewed such certificates, documents and records as we have deemed necessary for the purposes hereof, including the following:

            a. Copies of the Articles of Incorporation and the Bylaws of the Company as now in effect;

            b. The Registration Statement on Form S-8 relating to the CFX Common Stock to be issued pursuant to the Plan being filed with the Securities and Exchange Commission contemporaneously herewith and the exhibits thereto (the "Registration
      Statement");

            c. Resolutions adopted by the Board of Directors of the Company adopting the Plan and authorizing the issuance of the CFX
      Common Stock pursuant thereto; and

            d. The minutes of the Annual Meeting of Shareholders of the Company held on April 19, 1995, at which the shareholders of the Company voted to ratify the adoption of the Plan.

      Based upon the foregoing and such other investigation as we have deemed necessary, it is our opinion that when the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933 and when the CFX Common Stock shall have been issued and delivered and the consideration therefor shall have been received by the Company, all in accordance with the provisions of the Plan, the CFX Common Stock will be validly issued, fully paid and non-assessable.

      We understand that this opinion is to be used in connection with the Registration Statement and hereby consent (i) to the filing of this opinion with and as a part of said Registration Statement and (ii) to the use of our name therein and in the related Prospectus under the caption "Legal Opinions".


                                       Very truly yours,


                                       DEVINE, MILLIMET & BRANCH
                                       Professional Association




                                       By: /s/______________________
                                          Frederick J. Coolbroth